As filed with the Securities and Exchange Commission on October 1, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CYREN LTD.

(Exact name of registrant as specified in its charter)

Israel	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

10 Ha-Menofim St., 5th Floor

Herzliya, Israel, 4672561

011–972–9–863–6888

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Brett Jackson

Chief Executive Officer

Cyren Ltd.

c/o Cyren Inc.

1430 Spring Hill Road, Suite 330

McLean, Virginia 22102

(703) 760-3320

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Laurie L. Green, Esq.

Greenberg Traurig, P.A.

401 East Las Olas Boulevard, Suite 2000

Fort Lauderdale, Florida 33301

(954) 768-8232

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☑	Smaller reporting company	☑
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Ordinary Shares, par value ILS 0.15 per share	29,154,725	$0.56	$16,326,646	$1,513.48

(1)	We are registering 29,154,725 ordinary shares, consisting of (i) 14,152,779 ordinary shares, (ii) 14,152,779 ordinary shares issuable upon the exercise of warrants issued in a private placement described herein, and (iii) 849,167 ordinary shares issuable upon exercise of the placement agent warrants issued in a private placement described herein. All of the shares being registered hereby are offered for the account of the selling shareholders. Pursuant to Rule 416 under the Securities Act, this registration statement shall also cover an indeterminate number of additional ordinary shares that may become issuable by virtue of any dividend, stock split, recapitalization or other similar transaction.
(2)	Estimated solely for the purposes of calculating the registration fee. Pursuant to Rule 457(c) under the Securities Act, the registration fee has been calculated based upon the average of the high and low prices, as reported by the Nasdaq Capital Market, for our ordinary shares on September 29, 2021.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

DATED OCTOBER 1, 2021, SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS

Cyren Ltd.

29,154,725 Ordinary Shares

This prospectus relates to the proposed resale from time to time of up to 29,154,725 ordinary shares by the selling shareholders named in this prospectus, together with any additional selling shareholders listed in a prospectus supplement (together with any of such shareholders’ pledgees, assignees, and successors-in-interest).

The shares to be sold under this prospectus consist of (i) 14,152,779 ordinary shares, (ii) 14,152,779 ordinary shares issuable upon the exercise of warrants issued in a private placement described herein, or the Private Placement, and (iii) 849,167 ordinary shares issuable upon exercise of the placement agent warrants issued in the Private Placement. We are registering the offer and sale of the ordinary shares held by the selling shareholders to satisfy the registration rights they were granted in connection with the securities purchase agreements entered into on September 15, 2021. We will not receive any proceeds from the sale of the ordinary shares by the selling shareholders.

The selling shareholders may offer and sell or otherwise dispose of the ordinary shares described in this prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling shareholders will bear all underwriting fees, commissions and discounts, if any, attributable to the sales of shares and any transfer taxes. We will bear all other costs, expenses and fees in connection with the registration of the shares. See “Plan of Distribution” for more information about how the selling shareholders may sell or dispose of their ordinary shares.

Our ordinary shares are listed on the Nasdaq Capital Market under the trading symbol “CYRN.” On September 30, 2021, the closing price for our ordinary shares was $0.62 per share.

Investing in these securities involves certain risks. See “Risk Factors” on page 2 of this prospectus. Also see “Risk Factors” in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is _______, 2021

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3, which we have filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf process, the selling shareholders may from time to time sell the ordinary shares described in this prospectus in one or more offerings or otherwise as described under “Plan of Distribution.”

This prospectus may be supplemented from time to time by one or more prospectus supplements. Such prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you must rely on the information in the prospectus supplement. You should carefully read both this prospectus and any applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information” before deciding to invest in any ordinary shares being offered.

Neither we nor the selling shareholders have authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any related prospectus supplement or any free writing prospectus that we have authorized. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. The shares are not being offered in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the respective dates of such document. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context otherwise indicates, references in this prospectus to “we,” “our,” “us,” the “Company” and “Cyren” refer, collectively, to Cyren Ltd., an Israeli registered public company, and its subsidiaries.

ii

PROSPECTUS SUMMARY

Purpose built for the cloud, we are an early pioneer and leading innovator of Software-as-a-Service, or SaaS, security solutions that protect businesses, their employees and customers against threats from email and the web.

We believe our cloud-based approach to cybersecurity sets us apart from other vendors in the market. Our security solutions are architected around the fundamental belief that cybersecurity is a race against time – and the cloud best enables the speed, sophistication and advanced automation needed to detect and block threats as they emerge on the internet around the globe. As more and more businesses move their data and applications to the cloud, they need a security provider that is able to keep pace.

Our cloud security products and services fall into three categories:

●	Cyren Threat Detection Services – these services detect a variety of threats in email, files and from the web, and are embedded into products from the world’s leading email and cybersecurity vendors. Cyren Threat Detection Services include our Email Security Detection Engine, Malware Detection Engine, Web Security Engine, and Threat Analysis Service.

●	Cyren Threat Intelligence Feeds – Cyren’s Threat Intelligence Data products provide valuable threat intelligence that can be used by enterprise or OEM customers to support threat detection, threat hunting and incident response. Cyren’s Threat Intelligence Data offerings include IP Reputation Intelligence, Phishing Intelligence, Malware Intelligence and Zombie Intelligence.

●

Cyren Enterprise Email Security Products – these include cloud-based solutions designed for enterprise customers and are sold either directly or through channel partners. Cyren Enterprise Email Security products include Cyren Email Security, a cloud-based secure email gateway and Cyren Inbox Security, an anti-phishing and remediation product for Microsoft 365.

All of Cyren’s cybersecurity products are powered by Cyren GlobalView, Cyren’s global security cloud that identifies emerging threats on a global basis, in real-time. GlobalView analyzes billions of security transactions each day and rapidly detects a variety of threats in email, files and from the web. By inspecting internet traffic in the cloud, Cyren identifies threats as they emerge, stopping them before they reach users.

We were incorporated as a private company under the laws of the State of Israel on February 10, 1991, and our legal form is a company limited by shares. We became a public company on July 15, 1999, under the name Commtouch Software Ltd. In January 2014, we changed our legal name to Cyren Ltd. Our website is https://www.cyren.com. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our filings under the Exchange Act are available on our website and are also available electronically from the website maintained by the SEC at www.sec.gov.

Our principal executive offices are located at 10 Ha-Menofim St., 5th Floor, Herzliya, Israel 4672561, where our telephone number is +972–9–863–6888.

RISK FACTORS

Investing in our securities involves a high degree of risk. Please carefully consider the following factors as well as the other information contained and incorporated by reference in this prospectus, including the risk factors set forth under the caption “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus.

We are currently not in compliance with the Nasdaq Capital Market listing standards. If our ordinary shares are delisted, the market price and liquidity of our ordinary shares and our ability to raise additional capital would be adversely impacted.

Our ordinary shares are currently listed on the Nasdaq Capital Market. Continued listing of a security on the Nasdaq Capital Market is conditioned upon compliance with various continued listing standards. On April 8, 2021, we received written notice from the Listing Qualifications Department of the Nasdaq Stock Market (“Nasdaq”) informing us that the closing bid price for our ordinary shares listed on the Nasdaq Capital Market was below $1.00 per share for 30 consecutive business days prior to receiving the notice. We do not currently meet the minimum closing bid requirement for continued listing on the Nasdaq Capital Market set forth in Rule 5550(a)(2) of the Nasdaq Listing Rules. On September 30, 2021, the closing price for our ordinary shares was $0.62 per share.

Under Nasdaq Listing Rules, we have 180 calendar days from the date of the notification to regain compliance with Nasdaq Listing Rules, or until October 5, 2021. If we do not regain compliance by October 5, 2021, we may be eligible for a second 180 day compliance period, provided that, on such date, we meet the continued listing requirement for market value of publicly held shares and all other applicable initial listing requirements for the Nasdaq Capital Market (other than the minimum closing bid price requirement). In addition, we would be required to notify Nasdaq of our intention to cure the minimum bid price deficiency during the second compliance period, by effecting a reverse stock split, if necessary. There can be no assurance that Nasdaq will grant a second compliance period or that we will regain compliance with the $1.00 minimum bid price requirement or comply with Nasdaq’s other continued listing standards in the future.

In the event that our ordinary shares are not eligible for continued listing on the Nasdaq Capital Market or another national securities exchange, trading of our ordinary shares could be conducted in the over-the-counter market or on an electronic bulletin board established for unlisted securities such as the Pink Sheets or the OTC Bulletin Board. In such event, it could become more difficult to dispose of, or obtain accurate price quotations for, our ordinary shares, and there would likely also be a reduction in our coverage by security analysts and the news media, which could cause the price of our ordinary shares to decline further. Also, it may be difficult for us to raise additional capital if we are not listed on a major exchange.

The issuance of additional shares in connection with financings, acquisitions, investments, our equity incentive plans, conversion of our convertible notes and debentures or otherwise will dilute other shareholders. In addition, our failure in the future to raise additional capital or generate the significant capital necessary to expand our operations and invest in new services and products could reduce our ability to compete and could harm our business. The ability to increase the authorized share count could limit our options for continuing to support the business.

In addition to the Private Placement, we have made, and intend to continue to make, investments to support our business growth and may require additional funds to respond to business challenges, including the need to develop new features to enhance our services and products, improve our operating infrastructure or acquire complementary businesses and technologies. Accordingly, we may need to engage in equity or debt financings to secure additional funds. For example, in December 2018, we issued $10 million aggregate principal amount of convertible notes to an existing minority investor in a private placement which have a maturity of December 2021. In November 2019, we closed our rights offering, pursuant to which we issued 4,635,584 ordinary shares at $1.73 per share, including 4,624,277 shares issued to Warburg Pincus. In addition, in March 2020, we issued $10.25 million aggregate principal amount of our convertible debentures to accredited investors in a private placement and in February 2021 (the “Debentures”), we issued 12 million shares at a price of $1.15 per share in a registered direct offering and warrants to purchase 720,000 shares.

Our shareholders have experienced dilution of their equity interests as a result of these issuances and prior issuances. Furthermore, we may seek to restructure the convertible notes when they mature in December 2021, including by issuing additional shares. We may also elect to satisfy interest payments on the convertible notes and convertible debentures by the issuance of ordinary shares based on the market price at the time of the interest payment.

Your investment may be significantly diluted by the conversion of our Debentures, the payment of interest in ordinary shares on the Debentures, and the exercise of warrants.

A substantial number of ordinary shares could be issued upon conversion of our Debentures and issued as interest on the Debentures and issued upon exercise of our outstanding warrants. Sales of substantial amounts of our ordinary shares in the public market, or the possibility of these sales, may adversely affect our stock price. As of September 30, 2021, 14,375,072 ordinary shares were reserved for issuance upon conversion of the $10,250,000 principal amount of outstanding Debentures (including shares issuable in respect of 5.75% interest payable if the Debentures are held until maturity). In addition, as of September 30, 2021, 17,392,074 ordinary shares were reserved for issuance upon exercise of outstanding warrants, including the 15,001,946 ordinary shares issuable upon exercise of warrants issued in connection with the Private Placement. If issued, the shares underlying our Debentures and warrants would increase the number of ordinary shares currently outstanding and will dilute the holdings and voting rights of our then-existing shareholders. Further, if we elect to issue ordinary shares as payment of interest under the Debentures, the actual number of ordinary shares issued will be based on fluctuating trading prices of our ordinary shares prior to the interest payment date. To the extent that the price of our ordinary shares declines, and we elect to issue ordinary shares as payment of interest under the Debentures, we will need to issue more ordinary shares to satisfy the interest payment, which will result in further dilution.

A sale of a substantial number of ordinary shares by our shareholders may cause the price of our ordinary shares to decline.

If our shareholders sell, or the market perceives that our shareholders intend to sell for various reasons, substantial amounts of our ordinary shares in the public market, the price of our ordinary shares may decline. Additionally, such conditions may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

We will not receive any proceeds from the sale of our ordinary shares by the selling shareholders covered by this prospectus.

We are registering our ordinary shares that were, or may be, issued by us to the selling shareholders to permit the resale of our ordinary shares from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling shareholders of our ordinary shares.

We do not intend to pay dividends for the foreseeable future.

We have never declared or paid any dividends on our ordinary shares. We intend to retain any earnings to finance the operation and expansion of our business, and we do not anticipate paying any cash dividends in the future. As a result, you may only receive a return on your investment in our ordinary shares if the market price of our ordinary shares increases.

Where you can find more information

This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.

You may also access our SEC filings at our website http://www.cyren.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference into this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated into this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 000-26495):

We incorporate by reference into this prospectus the information contained in the following documents, which is considered to be a part of this prospectus:

●	the Annual Report on Form 10-K for the year ended December 31, 2020;

●	the Quarterly Reports on Form 10-Q for the quarter ended March 31, 2021 and June 30, 2021;

●	the Current Reports on Form 8-K filed with the SEC on September 20, 2021, August 25, 2021, July 13, 2021, April 13, 2021, February 16, 2021, January 27, 2021, and January 12, 2021.

●	the description of our ordinary shares contained in our Form 8-A filed on June 25, 1999, and Form F-1 (File No. 333-78531) filed on May 14, 1999, as amended, as updated by Exhibit 4.1 to the Annual Report on Form 10-K for the year ended December 31, 2020, and any reports filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus, which will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later-filed document modify or replace such earlier statements. You may obtain a copy of these filings, without charge, by writing or calling us at:

1430 Spring Hill Road, Suite 330
McLean, Virginia 22102
Attn: Investor Relations
Telephone Number (703) 760-3320

FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. These statements are based on current expectations, estimates, forecasts and projections about the industry in which we operate and the beliefs and assumptions of our management. In addition, statements in the future tense, and statements including words such as “anticipate,” “believe,” “expect,” “plan,” “intend,” “estimate,” and similar expressions are intended to identify forward-looking statements. Specifically, this prospectus and the information incorporated by reference in this prospectus contain forward-looking statements regarding:

●	our expectations that our utilization of our cloud infrastructure will increase and provide an opportunity for improved gross margins;

●	our expectations regarding our integrated offering and our partnership with Microsoft;

●	our expectations regarding our future profitability and revenue growth;

●	our expectations that R&D expenses may increase as we enhance newly released products in 2020;

●	our beliefs regarding the importance of R&D;

●	our expectation to lower R&D investment as a percentage of revenue in the future and to drive more revenue from existing solutions rather than by adding new solutions;

●	our expectations regarding reducing the historical rate of headcount growth and its resulting impact on our gross and operating margins over time;

●	our expectations regarding growth of our enterprise business and its expected impact on our business, including its contribution to our cash flow and return on investment;

●	our expectations regarding our capital expenditures for 2021;

●	our belief regarding the adequacy of our existing capital resources and other future measures to satisfy our expected liquidity requirements;

●	our expectations regarding trends in the market for internet security and technology industry; and

●	our expectations regarding existing and new threats, key challenges and opportunities in our industry and their impact on our business, including the impact of innovations in the technology industry.

These forward-looking statements reflect our current views about future events and are subject to risks, uncertainties and assumptions. We wish to caution readers that certain important factors may have affected and could in the future affect our actual results and could cause actual results to differ significantly from those expressed in any forward-looking statement. The most important factors that could prevent us from achieving our goals, and cause the assumptions underlying forward-looking statements and the actual results to differ materially from those expressed in or implied by those forward-looking statements include, but are not limited to, the following:

●	our ability to continue as a going concern;

●	our ability to restructure or refinance our convertible notes;

●	our ability to execute our business strategies, including our sales and business development plan;

●	our ability to timely and successfully enhance and improve our existing solutions and introduce our new solutions;

●	the commercial success of such enhancements and new solutions;

●	lack of demand for our solutions, including as a result of actual or perceived decreases in levels of advanced cyber attacks;

●	our ability to manage our cost structure, avoid unanticipated liabilities and achieve profitability;

●	our ability to grow our revenues, including the ability of existing solutions to drive sufficient revenue;

●	our ability to attract new customers and increase revenue from existing customers;

●	market acceptance of our existing and new product offerings;

●	the success of our partnership with Microsoft;

●	our ability to adapt to changing technological requirements and shifting preferences of our customers and their users;

●	the impact of the COVID-19 outbreak;

●	our continued listing on Nasdaq;

●	our ability to successfully shift the focus of our product development and sales efforts to new products, while de-emphasizing our CWS offerings;

●	loss of one or more of our large customers;

●	adverse conditions in the national and global financial markets;

●	the impact of currency fluctuations;

●	political and other conditions in Israel, Germany, and Iceland that may limit our R&D activities;

●	increased competition or our ability to anticipate or effectively react to competitive challenges;

●	the ability of our brand development strategies to enhance our brand awareness;

●	our ability to retain key personnel;

●	performance of our OEM partners, service providers and resellers;

●	our ability to successfully estimate the impact of regulatory and litigation matters;

●	our ability to comply with applicable laws and regulations and the impact of changes in applicable laws and regulations, including tax legislation or policies;

●	those risks detailed in the section of this prospectus entitled “Risk Factors,” and those risks described in the documents we file from time to time with the SEC that are incorporated by reference in this prospectus, specifically our most recent Annual Report on Form 10-K, Form 10-Q, and our Current Reports on Form 8-K.

Except as required by applicable law, including the securities laws of the United States, we undertake no obligation to update or revise any forward-looking statements to reflect new information, future events or circumstances, or otherwise after the date hereof.

ENFORCEABILITY OF CIVIL LIABILITIES

We are organized under the laws of the State of Israel, and many of our directors and executive officers, as well as the Israeli experts named herein are not residents of the United States, and substantially all of their assets and our assets are located outside the United States. Service of process upon our non-U.S. resident directors and executive officers or the Israeli experts named herein and enforcement of judgments obtained in the United States against us, our directors and executive officers, or the Israeli experts named herein, may be difficult to obtain within the United States. For further information regarding enforceability of civil liabilities against us and certain other persons, see the risk factor “You may have difficulties enforcing a U.S. judgment against us and our executive officers and directors or asserting U.S. securities laws claims in Israel” under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, which is incorporated by reference herein.

Cyren Inc. is the U.S. agent authorized to receive service of process in any action against us arising out of this offering or any related purchase or sale of securities. We have not given consent for this agent to accept service of process in connection with any other claim.

USE OF PROCEEDS

We will not receive any proceeds from the sale of any or all of the ordinary shares being offered by the selling shareholders under this prospectus.

PRIVATE PLACEMENT OF ORDINARY SHARES AND WARRANTS

On September 15, 2021, we entered into securities purchase agreements with the selling shareholders pursuant to which we issued and sold, in the Private Placement, an aggregate of 14,152,779 ordinary shares and warrants to purchase up to 14,152,779 ordinary shares for aggregate gross proceeds of approximately $10.2 million, before deducting fees to the placement agent and other offering expenses payable by us. The warrants have an exercise price of $0.60, are exercisable immediately and expire on March 17, 2025. The closing of the Private Placement occurred on September 17, 2021.

We engaged H.C. Wainwright & Co., LLC, or Wainwright, to act as the exclusive placement agent in connection with the Private Placement. As consideration for the services provided to us by Wainwright as placement agent, in addition to placement agent fees and reimbursement of reasonable and documented expenses, we issued to designees of Wainwright placement agent warrants to purchase an aggregate of 849,167 ordinary shares. Such placement agent warrants have an exercise price of $0.90 per share, are immediately exercisable and expire on March 17, 2025.

SELLING SHAREHOLDERS

The ordinary shares being offered by the selling shareholders are those previously issued to the selling shareholders, and those issuable to the selling shareholders, upon exercise of the warrants. For additional information regarding the issuances of those shares of ordinary shares and warrants, see “Private Placement of Ordinary Shares and Warrants” above. We are registering the ordinary shares in order to permit the selling shareholders to offer the shares for resale from time to time. Except for the ownership of the ordinary shares and the warrants, the selling shareholders have not had any material relationship with us within the past three years.

The table below lists the selling shareholders and other information regarding the beneficial ownership of the ordinary shares by each of the selling shareholders. The second column lists the number of ordinary shares beneficially owned by each selling shareholder, based on its ownership of the ordinary shares and warrants, as of October 1, 2021, assuming exercise of the warrants held by the selling shareholders on that date, without regard to any limitations on exercises.

The third column lists the ordinary shares being offered by this prospectus by the selling shareholders.

In accordance with the terms of a registration rights agreement with the selling shareholders, this prospectus generally covers the resale of the sum of (i) the number of ordinary shares issued to the selling shareholders in the Private Placement and (ii) the maximum number of ordinary shares issuable upon exercise of the related warrants, determined as if the outstanding warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the registration right agreement, without regard to any limitations on the exercise of the warrants. The fourth column assumes the sale of all of the shares offered by the selling shareholders pursuant to this prospectus.

Under the terms of the warrants, a selling shareholder may not exercise the warrants to the extent such exercise would cause such selling shareholder, together with its affiliates and attribution parties, to beneficially own a number of ordinary shares which would exceed 4.99% or 9.99%, as applicable, of our then outstanding ordinary shares following such exercise, excluding for purposes of such determination ordinary shares issuable upon exercise of the warrants which have not been exercised. The number of shares in the second column does not reflect this limitation. The selling shareholders may sell all, some or none of their shares in this offering. See "Plan of Distribution."

Name of Selling Shareholder	Number of Ordinary Shares Beneficially Owned Prior to Offering		Maximum Number of Ordinary Shares to be Sold Pursuant to this Prospectus	Number of Ordinary Shares Beneficially Owned After Offering	Percentage of Ordinary Shares Beneficially Owned After Offering
Armistice Capital Master Fund Ltd. (1)	16,666,668	(2)	16,666,668	-	-
Lind Global Fund II, LP (3)	2,083,334	(4)	2,083,334	-	-
Sabby Volatility Warrant Master Fund, Ltd. (5)	4,000,000	(6)	4,000,000	-	-
Cavalry Fund I LP (7)	1,388,890	(8)	1,388,890	-	-
Cavalry Special Ops Fund LLC (9)	1,388,888	(10)	1,388,888	-	-
Intracoastal Capital, LLC (11)	2,923,000	(12)	2,777,778	145,222	*
Michael Vasinkevich (13)	1,550,756	(14)	544,528	1,006,228	*
Noam Rubinstein (13)	761,776	(15)	267,488	494,288	*
Craig Schwabe (13)	81,618	(16)	28,659	52,959	*
Charles Worthman (13)	24,184	(17)	8,492	15,692	*

*	represents beneficial ownership of less than 1%

(1)	The securities are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the "Master Fund"), and may be deemed to be indirectly beneficially owned by: (i) Armistice Capital, LLC ("Armistice Capital"), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. Armistice Capital and Steven Boyd disclaim beneficial ownership of the securities except to the extent of their respective pecuniary interests therein.

(2)	Includes (i) 8,333,334 ordinary shares and (ii) 8,333,334 ordinary shares issuable upon exercise of warrants. The warrants contain an ownership limitation such that the holder may not exercise any such warrants to the extent that such exercise would result in the holder’s beneficial ownership being in excess of 4.99% of our issued and outstanding ordinary shares together with all shares owned by the holder and its affiliates.

(3)	Jeff Easton is the managing member of The Lind Global Partners II, LLC, which is the general partner of Lind Global Fund II, LP and has sole voting control and investment discretion over the securities held by Lind Global Fund II, LP. Mr. Easton disclaims beneficial ownership over the securities listed except to the extent of his pecuniary interest therein.

(4)	Includes (i) 1,041,667 ordinary shares and (ii) 1,041,667 ordinary shares issuable upon exercise of warrants. The warrants contain an ownership limitation such that the holder may not exercise any such warrants to the extent that such exercise would result in the holder’s beneficial ownership being in excess of 4.99% of our issued and outstanding ordinary shares together with all shares owned by the holder and its affiliates.

(5)	Sabby Management, LLC, the investment manager of Sabby Volatility Warrant Master Fund, Ltd., and Hal Mintz, manager of Sabby Management, LLC, may be deemed to share voting and dispositive power with respect to these securities. Each of Sabby Management, LLC and Hal Mintz disclaims beneficial ownership over the securities listed except to the extent of their pecuniary interest therein.

(6)	Includes (i) 2,000,000 ordinary shares and (ii) 2,000,000 ordinary shares issuable upon exercise of warrants. The warrants contain an ownership limitation such that the holder may not exercise any such warrants to the extent that such exercise would result in the holder’s beneficial ownership being in excess of 4.99% of our issued and outstanding ordinary shares together with all shares owned by the holder and its affiliates.

(7)	Thomas Walsh is the Manager of Cavalry Fund I LP and in such capacity has the right to vote and dispose of the securities held by such entity.

(8)	Includes (i) 694,445 ordinary shares and (ii) 694,445 ordinary shares issuable upon exercise of warrants. The warrants contain an ownership limitation such that the holder may not exercise any such warrants to the extent that such exercise would result in the holder’s beneficial ownership being in excess of 4.99% of our issued and outstanding ordinary shares together with all shares owned by the holder and its affiliates.

(9)	Thomas Walsh is the Manager of Cavalry Special Ops Fund LLC and in such capacity has the right to vote and dispose of the securities held by such entity.

(10)	Includes (i) 694,444 ordinary shares and (ii) up to 694,444 ordinary shares issuable upon exercise of warrants. The warrants contain an ownership limitation such that the holder may not exercise any such warrants to the extent that such exercise would result in the holder’s beneficial ownership being in excess of 4.99% of our issued and outstanding ordinary shares together with all shares owned by the holder and its affiliates.

(11)	Mitchell P. Kopin (“Mr. Kopin”) and Daniel B. Asher (“Mr. Asher”), each of whom are managers of Intracoastal Capital, LLC (“Intracoastal”), have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of the securities reported herein that are held by Intracoastal.

(12)	Includes (i) 1,534,111 ordinary shares and (ii) 1,388,889 ordinary shares issuable upon exercise of warrants. The warrants contain an ownership limitation such that the holder may not exercise any such warrants to the extent that such exercise would result in the holder’s beneficial ownership being in excess of 9.99% of our issued and outstanding ordinary shares together with all shares owned by the holder and its affiliates.

(13)	Wainwright is a member of FINRA and the selling shareholder is a broker of Wainwright.

(14)	Consists of shares issuable upon exercise of placement agent warrants, including 544,528 shares issuable upon warrants issued in the Private Placement to the selling shareholder. The placement agent warrants contain an ownership limitation such that the holder may not exercise any such warrants to the extent that such exercise would result in the holder’s beneficial ownership being in excess of 4.99% of our issued and outstanding ordinary shares together with all shares owned by the holder and his affiliates.

(15)	Consists of shares issuable upon exercise of placement agent warrants, including 267,488 shares issuable upon warrants issued in the Private Placement to the selling shareholder. The placement agent warrants contain an ownership limitation such that the holder may not exercise any such warrants to the extent that such exercise would result in the holder’s beneficial ownership being in excess of 4.99% of our issued and outstanding ordinary shares together with all shares owned by the holder and his affiliates.

(16)	Consists of shares issuable upon exercise of placement agent warrants, including 28,659 shares issuable upon warrants issued in the Private Placement to the selling shareholder. The placement agent warrants contain an ownership limitation such that the holder may not exercise any such warrants to the extent that such exercise would result in the holder’s beneficial ownership being in excess of 4.99% of our issued and outstanding ordinary shares together with all shares owned by the holder and his affiliates.

(17)	Consists of shares issuable upon exercise of placement agent warrants, including 8,492 shares issuable upon warrants issued in the Private Placement to the selling shareholder. The placement agent warrants contain an ownership limitation such that the holder may not exercise any such warrants to the extent that such exercise would result in the holder’s beneficial ownership being in excess of 4.99% of our issued and outstanding ordinary shares together with all shares owned by the holder and his affiliates.

PLAN OF DISTRIBUTION

Each selling shareholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling shareholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the selling shareholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling shareholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling shareholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling shareholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling shareholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses that we incur incident to the registration of the securities. We have agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the selling shareholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the ordinary shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the ordinary shares by the selling shareholders or any other person. We will make copies of this prospectus available to the selling shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the ordinary shares offered hereby will be passed upon by Yigal Arnon & Co., Israel.

EXPERTS

The consolidated financial statements of Cyren Ltd. appearing in our most recent Annual Report on Form 10-K (including schedules appearing therein), have been audited by Kost Forer Gabbay & Kasierer (a member of EY Global), independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the fees and expenses payable by us in connection with the sale of the securities being registered.

SEC registration fee	$1,513.48
Accounting fees and expenses	$3,000.00
Legal fees and expenses	$50,000.00
Miscellaneous fees and expenses	$2,000.00
Total	$56,513.48

ITEM 15. Indemnification of Directors and Officers.

Under the Israeli Companies Law 1999, as amended, or the Companies Law, a company may not exculpate an office holder from liability for a breach of the duty of loyalty. An Israeli company may exculpate an office holder in advance from liability to the company, in whole or in part, for damages caused to the company as a result of a breach of duty of care but only if a provision authorizing such exculpation is included in its articles of association. Our amended and restated articles of association include such a provision. The Company may not exculpate in advance a director from liability arising out of a prohibited dividend or distribution to shareholders.

Under the Companies Law, a company may indemnify an office holder in respect of the following liabilities and expenses incurred for acts performed by him or her as an office holder, either pursuant to an undertaking made in advance of an event or following an event, provided its articles of association include a provision authorizing such indemnification:

●	financial liability imposed on him or her in favor of another person pursuant to a judgment, including a settlement or arbitrator’s award approved by a court. However, if an undertaking to indemnify an office holder with respect to such liability is provided in advance, then such an undertaking must be limited to events which, in the opinion of the board of directors, can be foreseen based on the Company’s activities when the undertaking to indemnify is given, and to an amount or according to criteria determined by the board of directors as reasonable under the circumstances, and such undertaking shall detail the abovementioned foreseen events and amount or criteria;

●	reasonable litigation expenses, including attorneys’ fees, incurred by the office holder as a result of an investigation or proceeding instituted against him or her by an authority authorized to conduct such investigation or proceeding, (1) provided that (i) no indictment was filed against such office holder as a result of such investigation or proceeding; and (ii) no financial liability was imposed upon him or her as a substitute for the criminal proceeding as a result of such investigation or proceeding; or (2) provided that (i) no indictment was filed against such office holder as a result of such investigation or proceeding; and (ii) a financial liability was imposed, but it was imposed with respect to an offense that does not require proof of criminal intent or in connection with a monetary sanction;

●	reasonable litigation expenses, including attorneys’ fees, incurred by the office holder or imposed by a court in proceedings instituted against him or her by the Company, on its behalf, or by a third party, or in connection with criminal proceedings in which the office holder was acquitted, or as a result of a conviction for an offense that does not require proof of criminal intent;

●	payments which the office holder is obligated to make to an injured party as set forth in Section 52(54)(a)(1)(a) of the Israeli Securities Law 1968, as amended, or the Securities Law, and expenses the office holder incurred in connection with a proceeding under Chapters H’3, H’4 or I’1 of the Securities Law, including reasonable litigation expenses, including attorney’s fees, or in connection with Article D of Chapter Four of Part Nine of the Companies Law; and

●	expenses incurred by the office holder in connection with a proceeding under Chapter G’1 of the Restrictive Trade Law 1988, or the Restrictive Trade Law, including reasonable litigation expenses, including attorney’s fees.

Under the Companies Law, a company may insure an office holder against the following liabilities incurred for acts performed by him or her as an office holder if and to the extent provided in the Company’s articles of association:

●	a breach of the duty of loyalty to the Company, provided that the office holder acted in good faith and had a reasonable basis to believe that the act would not harm the company;

●	a breach of duty of care to the company or to a third party, to the extent such a breach arises out of the negligent conduct of the office holder;

●	a financial liability imposed on the office holder in favor of a third party;

●	a payment which the office holder is obligated to make to an injured party as set forth in Section 52(54)(a)(1)(a) of the Securities Law and expenses that the office holder incurred in connection with a proceeding under Chapters H’3, H’4 or I’1 of the Securities Law, including reasonable litigation expenses, including attorney’s fees, or in connection with Article D of Chapter Four of Part Nine of the Companies Law; and

●	Expenses incurred by the office holder in connection with a proceeding under Chapter G’1, of the Restrictive Trade Law, including reasonable litigation expenses, including attorney’s fees.

Under the Companies Law, a company may not indemnify or insure an office holder against any of the following:

●	a breach of the duty of loyalty, except for indemnification and insurance for a breach of the duty of loyalty to the Company to the extent that the office holder acted in good faith and had a reasonable basis to believe that the act would not harm the Company;

●	a breach of duty of care committed intentionally or recklessly, excluding a breach arising out of the negligent conduct of the office holder;

●	an act or omission committed with intent to derive illegal personal benefit; or

●	a fine or forfeit levied against the office holder.

Further, the Securities Law, prohibits companies from exempting or indemnifying in advance or entering into a contract to insure the liability of an office holder of the Company for (A) financial sanctions pursuant to the provisions of Chapter H’3 of the Securities Law; (B) administrative infringements pursuant to the provisions of Chapter H’4 of the Securities Law or (C) infringements pursuant to the provisions of Chapter I’1 of the Securities Law.

Under the Israeli Companies Law, exculpation, indemnification and insurance of office holders in a public company must be approved by the compensation committee and the board of directors and, with respect to certain office holders or under certain circumstances, also by the shareholders.

The Company’s amended and restated articles of association permit it to exculpate, indemnify and insure its office holders to the fullest extent permitted or to be permitted by the Israeli Companies Law.

The Company has obtained directors’ and officers’ liability insurance for the benefit of its office holders and intends to continue to maintain such coverage and pay all premiums thereunder to the fullest extent permitted by the Israeli Companies Law.

ITEM 16. Exhibits.

Incorporated by Reference
Exhibit No.	Exhibit Description	Form	Date of Filing
4.1	Memorandum of Association	F-1 (333–78531)	06/03/1999
4.2*	Amended and Restated Articles of Association, as amended on September 9, 2021
5.1*	Opinion of Yigal Arnon & Co.
23.1*	Consent of Kost Forer Gabbay & Kaiserer, Independent Registered Public Accounting Firm
23.2*	Consent of Yigal Arnon & Co. (included in Exhibit 5.1)
24.1	Power of Attorney (included in the signature pages to the Registration Statement)

*	Filed herewith.

ITEM 17. Undertakings.

The undersigned registrant hereby undertakes:

(a)	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.

(2)	That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of such undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act:

(i)	the information omitted from the form of prospectus filed as part of the Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the Registration Statement as of the time it was declared effective; and

(ii)	each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions described herein, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of McLean, Commonwealth of Virginia, on October 1, 2021.

CYREN LTD.

By:	/s/ Brett Jackson
Brett Jackson
Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Cyren Ltd. hereby severally constitute and appoint Brett Jackson and Kenneth Tarpey, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable Cyren Ltd. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brett Jackson	Chief Executive Officer and Director	October 1, 2021
Brett Jackson	(Principal Executive Officer)

/s/ Kenneth Tarpey	Chief Financial Officer	October 1, 2021
Kenneth Tarpey	(Principal Financial and Accounting Officer)

/s/ John Becker	Director	October 1, 2021
John Becker

/s/ Brian Chang	Director	October 1, 2021
Brian Chang

/s/ Cary Davis	Director	October 1, 2021
Cary Davis

/s/ David Earhart	Director	October 1, 2021
David Earhart

/s/ James Hamilton	Director	October 1, 2021
James Hamilton

/s/ Hila Karah	Director	October 1, 2021
Hila Karah

/s/ Rajveer Kushwaha	Director	October 1, 2021
Rajveer Kushwaha

/s/ Lauren Zletz	Director	October 1, 2021
Lauren Zletz

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, this Registration Statement has been signed on behalf of the Registrant by the undersigned, solely in his capacity as the duly authorized representative of the Registrant in the United States, on October 1, 2021.

By:	/s/ Brett Jackson
	Name:	Brett Jackson